UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12.

MATTHEWS INTERNATIONAL FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MATTHEWS ASIA FUNDS IMPORTANT SHAREHOLDER VOTE Your Prompt Response is Essential

Important Reminder—Your Vote is Needed

Dear Valued Shareholder,

This additional communication is being sent to obtain your proxy vote for the Special Meeting of Matthews Asia Funds on May 19, 2026. As of this mailing, we have not yet received your vote.

To proceed with the meeting, participation from shareholders representing a majority of outstanding shares is required. Your participation is essential.

If shareholders do not approve a New Agreement for each Fund, Matthews will no longer be authorized to serve as the Fund’s investment adviser. In that event, the Board would need to consider alternative arrangements for the Funds.

Shareholders who have already voted have overwhelmingly supported the proposal. However, it is still critical that we achieve sufficient shareholder participation to establish a quorum and conduct the meeting.

Please Provide Your Voting Instructions Today

Call 1-877-536-1560 to speak with a representative who can quickly record your vote. Representatives are available Monday through Friday: 9:00 a.m. to 10:00 p.m. ET and Saturday: 10:00 a.m. to 6:00 p.m. ET.

The call takes only a few moments, and our team is ready to assist you. Thank you for your prompt attention.

Sincerely, Deepa Damre Smith Vice President, Matthews Asia Funds

YOUR INVESTOR ID IS: 01234567891	Security ID: 12345678 Household ID: 01234567891

matthewsasia.com   Matthews Asia Funds | Four Embarcadero Center, Suite 550, San Francisco, CA 94111